Registration Statement No. 33-556
                              Post-Effective Amendment No. 2

                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                           __________


                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                            FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                           __________

                  NORFOLK SOUTHERN CORPORATION
       (Exact name of issuer as specified in its charter)

          Virginia                           52-1188014
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

Three Commercial Place                       23510-2191
Norfolk, Virginia                            (Zip Code)
(Address of Principal Executive Offices)


                 NORTH AMERICAN VAN LINES, INC.
                EMPLOYEE SAVINGS PLAN AND TRUST
                    (Full title of the plan)

                     JAMES C. BISHOP, Esq.
                 Executive Vice President - Law
                  Norfolk Southern Corporation
                     Three Commercial Place
                  Norfolk, Virginia 23510-2191
            (Name and address of agent for service)
  Telephone number, including area code, of agent for service:
                         (757) 629-2750

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THIS POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO.
33-556 IS BEING FILED TO REMOVE FROM REGISTRATION 143,488 SECURITIES WHICH REMAIN UNSOLD. EFFECTIVE MARCH 20, 1998, THE NORTH AMERICAN VAN LINES, INC. EMPLOYEE SAVINGS PLAN AND TRUST
WAS AMENDED TO ELIMINATE NORFOLK SOUTHERN COMMON STOCK AS AN INVESTMENT OPTION. SHARES OF NORFOLK SOUTHERN COMMON STOCK REMAINING UNSOLD AS OF THAT DATE SHOULD BE REMOVED FROM REGISTRATION.


                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on this 29th day of April, 1998.

                              NORFOLK SOUTHERN CORPORATION



                              By  /s/ David R. Goode
                                      (David R. Goode)
                                  Chairman, President and
                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below on this 29th day of April, 1998, by the following persons in the capacities indicated.

         Signature                 Title



/s/ David R. Goode                 Chairman, President and
     (David R. Goode)              Chief Executive Officer and
                                   Director (Principal Executive
                                   Officer)

/s/ Henry C. Wolf                  Executive Vice President
      (Henry C. Wolf)              (Principal Financial Officer)


/s/ John P. Rathbone               Vice President and Controller
   (John P. Rathbone)              (Principal Accounting Officer)


______________*_____________
    (Gerald L. Baliles)            Director


______________*_____________
    (Carroll A. Campbell, Jr.)     Director


______________*_____________
     (Gene R. Carter)              Director


______________*____________
      (L. E. Coleman)              Director


______________*____________
  (T. Marshall Hahn, Jr.)          Director


______________*____________
     (Landon Hilliard)             Director


______________*____________
  (E. B. Leisenring, Jr.)          Director


______________*____________
   (Arnold B. McKinnon)            Director


______________*_____________
   (Jane Margaret O'Brien)         Director


_____________*_____________
     (Harold W. Pote)              Director



* By /s/ James C. Bishop
     (James C. Bishop)
     (Attorney-in Fact)